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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this amendment to the Registration Statement on Form S-3 of our reports dated October 26, 1999 relating to the consolidated financial statements and financial statement schedule of Plexus Corp., and which appear in the Annual Report on Form 10-K of Plexus Corp. for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
June 13, 2000